Exhibit 99.1

CONTACT:	Jeff Schweitzer UNIVEST CORPORATION OF PENNSYLVANIA Chief Financial Officer 215-721-2458, schweitzerj@univest.net

FOR IMMEDIATE RELEASE

UNIVEST CORPORATION OF PENNSYLVANIA – UNIVEST

BANK AND TRUST CO. – REPORTS THIRD QUARTER EARNINGS

SOUDERTON, Pa., October 24, 2012 – Univest Corporation of Pennsylvania (NASDAQ: UVSP), parent company of Univest Bank and Trust Co. and its insurance, investments and equipment financing subsidiaries, today announced financial results for the quarter ended September 30, 2012. Univest reported net income of $5.8 million or $0.34 diluted earnings per share for the quarter ended September 30, 2012, a 10% increase in net income compared to $5.2 million or $0.31 diluted earnings per share for the quarter ended September 30, 2011. Net income for the nine months ended September 30, 2012 was $15.8 million or $0.94 diluted earnings per share, a 16% increase in net income compared to $13.6 million or $0.81 diluted earnings per share for the comparable period in the prior year.

Loans

Gross loans and leases increased $4.1 million from June 30, 2012, $23.1 million from December 31, 2011 and $33.1 million from September 30, 2011.The growth in loans occurred primarily in the commercial and residential mortgage categories. While the Corporation continued to see increased loan activity in the nine months ended September 30, 2012, overall credit demand and utilization of lines by businesses and consumers remained light as a result of the prolonged challenging economic environment.

Deposits

Total deposits increased $34.0 million from June 30, 2012, $28.7 million from December 31, 2011 and $52.9 million from September 30, 2011. Deposits, excluding public funds, grew $33.2 million from December 31, 2011 and $81.8 million from September 30, 2011 primarily due to new customers choosing Univest. There was a decline from June 30, 2012 of $18.1 million in non-public fund deposits which was more than offset by an increase in public funds of $52.1 million mostly due to anticipated seasonal tax deposits.

Net Interest Income and Margin

Net interest income decreased $597 thousand or 3% to $18.0 million in the third quarter of 2012 compared to the third quarter of 2011. The net interest margin on a tax-equivalent basis for the third quarter of 2012 was 3.84%, compared to 3.97% during the second quarter of 2012, and down from 4.15% in the third quarter of 2011. Net interest income decreased $2.1 million or 4% to $54.3 million for the nine months ended September 30, 2012 compared to the same period in 2011. The net interest margin on a tax-equivalent basis for the nine months ended September 30, 2012 was 3.92% compared to 4.21% for the nine months ended September 30, 2011.

The declines in net interest income and the net interest margin were primarily due to the re-investment of maturing and called investment securities with lower yielding investments, as a result of the lower interest rate environment and lower rates on commercial loans due to re-pricing and competitive pressures. The decline in net interest income and the net interest margin was partially offset by re-pricing of certificates of deposits and savings account products. During the third quarter of 2012, the Corporation increased its investments in government agencies, treasuries and corporate bonds with longer maturity durations as interest rate protection in the prolonged low rate interest environment.

Non-Interest Income

Non-interest income for the quarter ended September 30, 2012 was $10.9 million, an increase of $1.9 million or 21% from the comparable period in the prior year. During the third quarter of 2012, the Corporation sold a former operations building located in Hilltown, Pennsylvania with a book value of $702 thousand for $2.0 million, resulting in a gain on sale of fixed assets of $1.3 million which is included in other income. The net gain on mortgage banking activities increased $1.3 million during the third quarter of 2012 over the same period in 2011 as re-finance activity continues to be strong. In addition, insurance commission and fee income was up $342 thousand mainly due to the Javers Group acquisition on May 31, 2012. Partially offsetting these favorable variances was an increase in the net loss on sales and write-downs of other real estate owned of $480 thousand. The net gain on sales of securities was $9 thousand for the third quarter of 2012 compared to $848 thousand during the third quarter of 2011.

Non-interest income for the nine months ended September 30, 2012 was $29.9 million, an increase of $4.5 million or 18% compared to the nine months ended September 30, 2011. The increase was primarily attributable to an increase in the net gain on mortgage banking activities of $3.3 million due to stronger mortgage demand from increased re-finance activity, a $1.3 million gain on sale of a former operations building during the third quarter of 2012 and proceeds from bank owned life insurance death benefits of $989 thousand recognized during the first quarter of 2012. These favorable variances were partially offset by an increase in the net loss on sales and write-downs of other real estate owned of $965 thousand. In addition, the net gain on sales of securities was $291 thousand for the nine months ended September 30, 2012 compared to $1.4 million for the same period in 2011.

Non-Interest Expense

Non-interest expense for the third quarter of 2012 was $19.1 million, an increase of $1.8 million or 10% compared to the third quarter of 2011. Salaries and benefits expense increased $940 thousand primarily due to higher commissions related to increased mortgage banking activities, annual performance increases and additional staff including the Javers Group acquisition. Additionally, non-interest expense increased due to higher loan workout, legal, employment services and equipment expenses.

Non-interest expense for the nine months ended September 30, 2012 was $56.6 million, an increase of $6.1 million or 12% compared to the nine months ended September 30, 2011. Salaries and benefits expense increased $4.6 million primarily due to higher commissions related to increased mortgage banking activities, increased employee incentives and annual performance increases. Additionally, non-interest expense increased due to higher loan workout, legal, employment services and equipment expenses. The increases for the year-to-date were partially offset by a decline in deposit insurance premiums of $303 thousand mainly due to the amended assessment calculation requirement through the FDIC rule implemented April 1, 2011. The payment was formerly based on deposits whereas the rule change now bases the payment on the average consolidated total assets less average tangible equity.

Asset Quality and Provision for Loan and Lease Losses

Non-accrual loans and leases, including non-accrual troubled debt restructured loans, decreased to $30.5 million at September 30, 2012 from $38.2 million at both December 31, 2011 and September 30, 2011. The decrease in non-accrual loans was mainly due to loans returned to accrual of interest status, charge-offs and pay-downs, which exceeded additions to non-accrual loans. During the third quarter of 2012, one non-accrual troubled debt restructured credit for $6.2 million was returned to accruing troubled debt restructured status as the borrower made six consecutive principal and interest payments. Net loan and lease charge-offs were $5.6 million during the third quarter of 2012 compared to $5.2 million for the third quarter of 2011.

Nonperforming loans and leases as a percentage of total loans and leases (held for investment and nonaccrual loans held for sale) were 3.03% at September 30, 2012 compared to 2.94% at December 31, 2011 and 2.96% at September 30, 2011. Other real estate owned decreased to $3.3 million, consisting of three properties at September 30, 2012, compared to $6.6 million at December 31, 2011 and $7.7 million at September 30, 2011. The year-to-date decrease was primarily due to write-downs on properties to their updated appraised values and the sale of a commercial property, with a carrying value of $1.3 million, which sold for $1.5 million resulting in a gain on sale of $210 thousand.

The provision for loan and lease losses declined to $2.2 million for the third quarter of 2012 compared to $3.6 million for the quarter ended September 30, 2011. The allowance for loan and lease losses as a percentage of loans and leases held for investment was 1.84% at September 30, 2012 compared to 2.07% at December 31, 2011 and 2.16% at September 30, 2011. The allowance for loan and lease losses to nonaccrual loans and leases held for investment equaled 97.03% at September 30, 2012, compared to 78.18% at December 31, 2011 and 81.20% at September 30, 2011.

Capital

Univest continues to remain well-capitalized at September 30, 2012. Univest’s total risk-based capital at September 30, 2012 was 15.34%, well in excess of the regulatory minimum for well capitalized status of 10% for total risk-based capital.

Dividend

On October 1, 2012, Univest Corporation paid a quarterly cash dividend of $0.20 per share, which represented a 4.40% annualized yield based on the closing price of Univest’s stock on the date the dividend was paid.

About Univest Corporation

Headquartered in Souderton, Pa., Univest Corporation of Pennsylvania (www.univest.net) and its subsidiaries serve the financial needs of residents, businesses, and nonprofit organizations in Bucks, Chester, Montgomery and Lehigh counties. For more information on Univest Corporation of Pennsylvania and its subsidiaries, please visit www.univest.net.

# # #

This press release of Univest Corporation and the reports Univest Corporation files with the Securities and Exchange Commission often contain “forward-looking statements” relating to present or future trends or factors affecting the banking industry and, specifically, the financial operations, markets and products of Univest Corporation. These forward-looking statements involve certain risks and uncertainties. There are a number of important factors that could cause Univest Corporation’s future results to differ materially from historical performance or projected performance. These factors include, but are not limited to: (1) a significant increase in competitive pressures among financial institutions; (2) changes in the interest rate environment that may reduce net interest margins; (3) changes in prepayment speeds, loan sale volumes, charge-offs and loan loss provisions; (4) general economic conditions; (5) legislative or regulatory changes that may adversely affect the businesses in which Univest Corporation is engaged; (6) technological issues which may adversely affect Univest Corporation’s financial operations or customers; (7) changes in the securities markets or (8) risk factors mentioned in the reports and registration statements Univest Corporation files with the Securities and Exchange Commission. Univest Corporation undertakes no obligation to revise these forward-looking statements or to reflect events or circumstances after the date of this press release.

Univest Corporation of Pennsylvania

Consolidated Selected Financial Data

September 30, 2012

(Dollars in thousands)	09/30/12	06/30/12	03/31/12	12/31/11	09/30/11
Balance Sheet (Period End)
Assets	$2,232,081	$2,188,727	$2,192,164	$2,206,839	$2,174,127
Securities	515,256	439,092	451,433	471,165	412,340
Loans held for sale	6,146	1,333	2,535	3,157	1,724
Loans and leases held for investment, gross	1,469,511	1,465,449	1,459,830	1,446,406	1,436,411
Allowance for loan and lease losses	27,096	30,502	30,597	29,870	31,002
Loans and leases held for investment, net	1,442,415	1,434,947	1,429,233	1,416,536	1,405,409
Total deposits	1,777,930	1,743,922	1,730,030	1,749,232	1,725,063
Non-interest bearing deposits	334,856	334,828	307,769	304,006	275,930
NOW, money market and savings	1,101,147	1,052,217	1,029,145	1,036,726	1,016,651
Time deposits	341,927	356,877	393,116	408,500	432,482
Borrowings	132,920	121,878	144,208	137,234	135,490
Shareholders’ equity	281,589	277,316	275,525	272,979	275,099

	For the three months ended,					For the nine months ended,
	09/30/12	06/30/12	03/31/12	12/31/11	09/30/11	09/30/12	09/30/11
Balance Sheet (Average)
Assets	$2,214,283	$2,173,698	$2,180,451	$2,174,857	$2,113,446	$2,189,591	$2,105,242
Securities	474,523	450,482	457,511	423,657	409,376	460,889	431,085
Loans and leases, gross	1,465,897	1,460,275	1,457,320	1,435,173	1,445,344	1,461,182	1,452,428
Deposits	1,771,454	1,726,441	1,724,310	1,727,861	1,672,452	1,740,847	1,666,118
Shareholders’ equity	280,172	277,621	275,071	276,114	275,502	277,630	272,293

	09/30/12	06/30/12	03/31/12	12/31/11	09/30/11
Asset Quality Data (Period End)
Nonaccrual loans and leases, including nonaccrual troubled debt restructured loans and leases and nonaccrual loans held for sale	$30,525	$36,762	$36,270	$38,207	$38,180
Accruing loans and leases 90 days or more past due	690	384	523	365	449
Accruing troubled debt restructured loans and leases	13,383	7,591	7,301	3,893	3,925
Other real estate owned	3,301	3,922	4,993	6,600	7,711
Nonperforming assets	47,899	48,659	49,087	49,065	50,265
Allowance for loan and lease losses	27,096	30,502	30,597	29,870	31,002
Nonaccrual loans and leases / Loans and leases held for investment and nonaccrual loans held for sale	2.07%	2.51%	2.48%	2.64%	2.66%
Nonperforming loans and leases / Loans and leases held for investment and nonaccrual loans held for sale	3.03%	3.05%	3.02%	2.94%	2.96%
Allowance for loan and lease losses / Loans and leases held for investment	1.84%	2.08%	2.10%	2.07%	2.16%
Allowance for loan and lease losses / Nonaccrual loans and leases held for investment	97.03%	82.97%	84.36%	78.18%	81.20%
Allowance for loan and lease losses / Nonperforming loans held for investment	64.52%	68.18%	69.39%	70.34%	72.85%

	For the three months ended,					For the nine months ended,
	09/30/12	06/30/12	03/31/12	12/31/11	09/30/11	09/30/12	09/30/11
Net loan and lease charge-offs	$5,616	$1,438	$3,373	$4,272	$5,248	$10,427	$14,235
Net loan and lease charge-offs (annualized)/Average loans and leases	1.52%	0.40%	0.93%	1.18%	1.44%	0.95%	1.31%

Univest Corporation of Pennsylvania

Consolidated Selected Financial Data

September 30, 2012

(Dollars in thousands, except per share data)
	For the three months ended,					For the nine months ended,
For the period:	09/30/12	06/30/12	03/31/12	12/31/11	09/30/11	09/30/12	09/30/11
Interest income	$19,977	$20,258	$20,431	$20,821	$21,237	$60,666	$64,647
Interest expense	1,958	2,111	2,267	2,487	2,621	6,336	8,241

Net interest income	18,019	18,147	18,164	18,334	18,616	54,330	56,406
Provision for loan and lease losses	2,210	1,343	4,100	3,140	3,649	7,653	14,339

Net interest income after provision	15,809	16,804	14,064	15,194	14,967	46,677	42,067
Noninterest income:
Trust fee income	1,625	1,625	1,625	1,469	1,625	4,875	4,875
Service charges on deposit accounts	1,122	1,079	1,100	1,147	1,218	3,301	3,910
Investment advisory commission and fee income	1,350	1,350	1,256	1,778	1,239	3,956	3,595
Insurance commissions and fee income	2,129	2,057	2,267	1,674	1,787	6,453	6,059
Bank owned life insurance income	463	336	1,506	502	554	2,305	1,166
Other-than-temporary impairment	(4)	(6)	(3)	(5)	(1)	(13)	(11)
Net gain on sales of securities	9	24	258	—	848	291	1,417
Net gain on mortgage banking activities	2,171	1,074	1,272	652	913	4,517	1,216
Other income	1,996	461	1,740	1,761	791	4,197	3,202

Total noninterest income	10,861	8,000	11,021	8,978	8,974	29,882	25,429
Noninterest expense
Salaries and benefits	10,828	10,733	11,563	9,725	9,888	33,124	28,505
Premises and equipment	2,597	2,513	2,428	2,544	2,387	7,538	7,240
Deposit insurance premiums	406	429	444	457	442	1,279	1,582
Other expense	5,227	4,961	4,441	4,837	4,578	14,629	13,120

Total noninterest expense	19,058	18,636	18,876	17,563	17,295	56,570	50,447

Income before taxes	7,612	6,168	6,209	6,609	6,646	19,989	17,049
Applicable income taxes	1,842	1,405	946	1,349	1,402	4,193	3,427

Net income	$5,770	$4,763	$5,263	$5,260	$5,244	$15,796	$13,622

Per Common Share Data:
Book value per share	$16.80	$16.55	$16.42	$16.34	$16.45	$16.80	$16.45
Net income per share:
Basic	$0.34	$0.28	$0.31	$0.32	$0.31	$0.94	$0.81
Diluted	$0.34	$0.28	$0.31	$0.32	$0.31	$0.94	$0.81
Dividends per share	$0.20	$0.20	$0.20	$0.20	$0.20	$0.60	$0.60
Weighted average shares outstanding	16,760,080	16,770,290	16,749,134	16,716,160	16,770,741	16,759,836	16,751,949
Period end shares outstanding	16,765,126	16,759,893	16,780,416	16,702,376	16,727,099	16,765,126	16,727,099

Univest Corporation of Pennsylvania

Consolidated Selected Financial Data

September 30, 2012

	For the three months ended,					For the nine months ended,
	09/30/12	06/30/12	03/31/12	12/31/11	09/30/11	09/30/12	09/30/11
Profitability Ratios (annualized)
Return on average assets	1.04%	0.88%	0.97%	0.96%	0.98%	0.96%	0.87%
Return on average shareholders’ equity	8.19%	6.90%	7.70%	7.56%	7.55%	7.60%	6.69%
Net interest margin (FTE)	3.84%	3.97%	3.95%	3.96%	4.15%	3.92%	4.21%
Efficiency ratio (1)	62.84%	67.59%	60.46%	60.87%	59.35%	63.48%	58.56%
Capitalization Ratios
Dividends paid to net income	58.09%	70.48%	63.63%	63.48%	64.00%	63.67%	73.73%
Shareholders’ equity to assets (Period End)	12.62%	12.67%	12.57%	12.37%	12.65%	12.62%	12.65%
Tangible common equity to tangible assets	10.12%	10.11%	10.18%	10.00%	10.34%	10.12%	10.34%
Regulatory Capital Ratios (Period End)
Tier 1 leverage ratio	11.48%	11.57%	11.64%	11.53%	11.84%	11.48%	11.84%
Tier 1 risk-based capital ratio	14.07%	14.38%	14.50%	14.29%	14.73%	14.07%	14.73%
Total risk-based capital ratio	15.34%	15.64%	15.76%	15.56%	16.00%	15.34%	16.00%

(1)	Total operating expenses to net interest income before loan loss provision plus non-interest income adjusted for tax equivalent income.

Distribution of Assets, Liabilities and Shareholders’ Equity: Interest Rates and Interest Differential
	For the Three Months Ended September 30,
Tax Equivalent Basis	2012			2011
	Average Balance	Income/ Expense	Average Rate	Average Balance	Income/ Expense	Average Rate
Assets:
Interest-earning deposits with other banks	$52,214	$45	0.34%	$46,109	$25	0.22%
U.S. Government obligations	156,885	508	1.29	129,263	509	1.56
Obligations of state and political subdivisions	121,612	1,696	5.55	112,935	1,720	6.04
Other debt and equity securities	196,026	846	1.72	167,178	1,347	3.20

Total interest-earning deposits and investments	526,737	3,095	2.34	455,485	3,601	3.14

Commercial, financial, and agricultural loans	452,531	4,895	4.30	435,805	4,930	4.49
Real estate—commercial and construction loans	525,143	6,804	5.15	528,936	7,308	5.48
Real estate—residential loans	256,297	2,616	4.06	247,332	2,684	4.31
Loans to individuals	42,991	602	5.57	42,358	594	5.56
Municipal loans and leases	129,651	1,748	5.36	132,494	1,919	5.74
Lease financings	59,284	1,415	9.50	58,419	1,456	9.89

Gross loans and leases	1,465,897	18,080	4.91	1,445,344	18,891	5.19

Total interest-earning assets	1,992,634	21,175	4.23	1,900,829	22,492	4.69

Cash and due from banks	50,875			57,572
Reserve for loan and lease losses	(31,365)			(34,104)
Premises and equipment, net	34,002			34,257
Other assets	168,137			154,892

Total assets	$2,214,283			$2,113,446

Liabilities:
Interest-bearing checking deposits	$230,462	$40	0.07	$210,499	$57	0.11
Money market savings	331,425	121	0.15	291,830	167	0.23
Regular savings	514,205	187	0.14	483,341	349	0.29
Time deposits	348,675	1,276	1.46	394,509	1,597	1.61

Total time and interest-bearing deposits	1,424,767	1,624	0.45	1,380,179	2,170	0.62

Short-term borrowings	104,110	33	0.13	104,469	96	0.36
Long-term debt	—	—	—	5,000	48	3.81
Subordinated notes and capital securities	21,732	301	5.51	23,240	307	5.24

Total borrowings	125,842	334	1.06	132,709	451	1.35

Total interest-bearing liabilities	1,550,609	1,958	0.50	1,512,888	2,621	0.69

Demand deposits, non-interest bearing	346,687			292,273
Accrued expenses and other liabilities	36,815			32,783

Total liabilities	1,934,111			1,837,944

Shareholders’ Equity
Common stock	91,332			91,332
Additional paid-in capital	61,327			61,473
Retained earnings and other equity	127,513			122,697

Total shareholders’ equity	280,172			275,502

Total liabilities and shareholders’ equity	$2,214,283			$2,113,446

Net interest income		$19,217			$19,871

Net interest spread			3.73			4.00
Effect of net interest-free funding sources			0.11			0.15

Net interest margin			3.84%			4.15%

Ratio of average interest-earning assets to average interest-bearing liabilities	128.51%			125.64%

Notes:	For rate calculation purposes, average loan and lease categories include unearned discount.
Nonaccrual loans and leases have been included in the average loan and lease balances.
Loans held for sale have been included in the average loan balances.
Tax-equivalent amounts for the three months ended September 30, 2012 and 2011 have been calculated using the Corporation’s federal applicable rate of 35.0%.
N/M - Not meaningful

Distribution of Assets, Liabilities and Shareholders’ Equity: Interest Rates and Interest Differential
	For the Nine Months Ended September 30,
Tax Equivalent Basis	2012			2011
	Average Balance	Income/ Expense	Average Rate	Average Balance	Income/ Expense	Average Rate
Assets:
Interest-earning deposits with other banks	$55,358	$121	0.29%	$24,076	$40	0.22%
U.S. Government obligations	148,422	1,519	1.37	150,902	1,865	1.65
Obligations of state and political subdivisions	119,634	5,092	5.69	110,730	5,153	6.22
Other debt and equity securities	192,833	3,069	2.13	169,453	4,403	3.47

Total interest-earning deposits and investments	516,247	9,801	2.54	455,161	11,461	3.37

Commercial, financial, and agricultural loans	445,301	14,423	4.33	431,983	15,048	4.66
Real estate—commercial and construction loans	529,778	20,741	5.23	542,926	21,958	5.41
Real estate—residential loans	251,035	7,818	4.16	245,889	8,082	4.39
Loans to individuals	43,803	1,856	5.66	42,428	1,817	5.73
Municipal loans and leases	133,557	5,450	5.45	128,202	5,529	5.77
Lease financings	57,708	4,244	9.82	61,000	4,442	9.74

Gross loans and leases	1,461,182	54,532	4.99	1,452,428	56,876	5.24

Total interest-earning assets	1,977,429	64,333	4.35	1,907,589	68,337	4.79

Cash and due from banks	41,152			41,205
Reserve for loan and lease losses	(31,706)			(33,506)
Premises and equipment, net	34,231			34,393
Other assets	168,485			155,561

Total assets	$2,189,591			$2,105,242

Liabilities:
Interest-bearing checking deposits	$227,775	$138	0.08	$204,619	$180	0.12
Money market savings	317,390	391	0.16	292,620	542	0.25
Regular savings	505,451	634	0.17	482,026	1,186	0.33
Time deposits	371,056	3,968	1.43	403,729	5,018	1.66

Total time and interest-bearing deposits	1,421,672	5,131	0.48	1,382,994	6,926	0.67

Short-term borrowings	110,177	295	0.36	105,250	256	0.33
Long-term debt	146	4	3.66	5,000	142	3.80
Subordinated notes and capital securities	22,108	906	5.47	23,615	917	5.19

Total borrowings	132,431	1,205	1.22	133,865	1,315	1.31

Total interest-bearing liabilities	1,554,103	6,336	0.54	1,516,859	8,241	0.73

Demand deposits, non-interest bearing	319,176			283,124
Accrued expenses and other liabilities	38,682			32,966

Total liabilities	1,911,961			1,832,949

Shareholders’ Equity
Common stock	91,332			91,332
Additional paid-in capital	61,352			61,452
Retained earnings and other equity	124,946			119,509

Total shareholders’ equity	277,630			272,293

Total liabilities and shareholders’ equity	$2,189,591			$2,105,242

Net interest income		$57,997			$60,096

Net interest spread			3.81			4.06
Effect of net interest-free funding sources			0.11			0.15%

Net interest margin			3.92%			4.21

Ratio of average interest-earning assets to average interest-bearing liabilities	127.24%			125.76%

Notes: For rate calculation purposes, average loan and lease categories include unearned discount.
Nonaccrual loans and leases have been included in the average loan and lease balances.
Loans held for sale have been included in the average loan balances.
Tax-equivalent amounts for the nine months ended September 30, 2012 and 2011 have been calculated using the Corporation’s federal applicable rate of 35.0%.